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                                                            EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in 1) the Registration Statement (Form S-3 No. 333-38477) of Security Capital Atlantic Incorporated (ATLANTIC) and in the related Prospectus; 2) the Registration Statement (Form S-4 No. 333-51139) of Security Capital Pacific Trust and related Prospectus and Joint Proxy Statement of Security Capital Pacific Trust and ATLANTIC; and 3) the Registration Statements (Form S-8 No. 333-43761, 333-31419, and 333-25993) pertaining to the Security Capital
Atlantic Incorporated 401 (K) Savings Plan, the Security Capital Atlantic Incorporated Long-Term Incentive Plan and the Security Capital Atlantic
Incorporated Share Option Plan for Outside Directors of our report dated May 29, 1998, with respect to the combined Historical Summary of Gross Income and Direct Operating Expenses of the Group H Communities which is included in the Report on Form 8-K to be filed by ATLANTIC on or about June 22, 1998.
                                           ERNST & YOUNG LLP


Dallas, Texas
June 22, 1998